Exhibit 10.6.3

THIRD AMENDMENT

        THIS THIRD AMENDMENT TO LEASE (the “Third Amendment”) is made and entered into as of May 7, 2004, by and between CA-METRO PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”) and LOGICVISION, INC., a Delaware corporation (“Tenant”).

RECITALS

A.	Landlord (as successor in interest to Spieker Properties, L.P., a California limited partnership) and Tenant (as successor in interest to Logic Vision, Inc., a California corporation) are parties to that certain office lease dated August 13, 1998, which lease has been previously amended by the following instruments: Extension Agreement dated January 17, 2000 and Second Amendment dated as of January 23, 2004 (the “Second Amendment”) (collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 17,539 rentable square feet (the “Premises”) described as Suite No. 300 on the third floor of the building commonly known as Metro Plaza located at 25 Metro Drive, San Jose, California (the “Building”).

B.	Exhibit B, Item 8 of the Second Amendment provides Tenant with the option to increase the Maximum Amount up to a maximum sum of $210,468.00 (the “Increased Maximum Amount”), which shall increase the Base Rent as specified in Exhibit B, Item 8. Tenant and Landlord acknowledge and agree that Tenant has delivered a notice dated March 31, 2004 to Landlord of Tenant’s election to increase the Maximum Amount to the Increased Maximum Amount and desire to amend the Lease to provide for such increase.

        NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Base Rent. Retroactively, as of April 1, 2004, the schedule of Base Rent payable with respect to the Premises during the remainder of the current Term and the Extended Term is the following:

(a) Months of Term or Period	Annual Rate Per Square Foot	Monthly Base Rent
4/1/2004 - 3/31/2005	$15.534	$22,704.24
4/1/2005 - 3/31/2006	$15.964	$23,332.72
4/1/2006 - 3/31/2007	$16.404	$23,975.81
4/1/2007 - 3/31/2008	$16.864	$24,648.14
4/1/2008 - 3/31/2009	$17.334	$25,335.09
4/1/2009 - 3/31/2010	$17.824	$26,051.26

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

2.	Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Third Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

Landlord Notice Address. The Landlord notice address set forth in the Basic Lease Information section of the Lease and Article IX (A) of the Second Amendment are hereby deleted and replaced with the following:

To Landlord:

CA-Metro Plaza Limited Partnership C/o Equity Office 1740 Technology Drive, Suite 150 San Jose, California 95110 Attention: Property Manager-Metro Plaza

With a copy to:

Equity Office One Market, Spear Tower, Suite 600 San Francisco, CA 94105 Attention: General Counsel- San Jose

7.	Miscellaneous.

7.01.	This Third Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Third Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Third Amendment. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Third Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.

7.02.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

7.03.	In the case of any inconsistency between the provisions of the Lease and this Third Amendment, the provisions of this Third Amendment shall govern and control.

7.04.	Submission of this Third Amendment by Landlord is not an offer to enter into this Third Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Third Amendment until Landlord has executed and delivered the same to Tenant.

7.05.	The capitalized terms used in this Third Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Third Amendment.

7.06.	Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Third Amendment. Tenant agrees to indemnify and hold the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Third Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Third Amendment. Landlord agrees to indemnify and hold the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Third Amendment.

7.07.	Each signatory of this Third Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

[SIGNATURES ARE ON FOLLOWING PAGE]

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Third Amendment as of the day and year first above written.

WITNESS/ATTEST:	LANDLORD:

CA-METRO PLAZA LIMITED PARTNERSHIP, a Delaware limited partnership

By: EOM GP, L.L.C., a Delaware limited liability company, its general partner

By:	Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager

By: /S/ JOHN W. PETERSEN

Name: John W. Petersen

Title: Regional Senior Vice President

TENANT:

LOGICVISION, Inc.,

a Delaware corporation

By: /S/ BRUCE M. JAFFE

Name: Bruce M. Jaffe

Title: Vice President